To:    Russ Devendorf
Division:    Support Center

Date:    March 20, 2025
Re:    2025 Base and Incentive Compensation

We are pleased to recognize your hard work and contributions with an incentive compensation adjustment for FY2025.

Your compensation details are as follows:

2025Annual Salary:	$ 750,000

2025 Monthly Cell:	$75
2025 AIP Bonus Target	$750,000
LTIP Bonus Target Issued in RSUs and PSUs March 2026	$500,000

Should you have any questions regarding this compensation change, please feel free to contact the HR Department or your manager.
Thank you for your commitment to Smith Douglas Homes and keep up the excellent work!

CONFIDENTIAL